===============================================================================
                                REV HOLDINGS INC.

                        12% Senior Secured Notes Due 2004





                                    INDENTURE


                           Dated as of _________, 2001







                            WILMINGTON TRUST COMPANY,
                                     Trustee




===============================================================================

                                TABLE OF CONTENTS

                                                                            Page

                             ARTICLE IDefinitions and Incorporation by Reference
SECTION 1.01.  Definitions ....................................................1
SECTION 1.02.  Other Definitions .............................................14
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act .............15
SECTION 1.04.  Rules of Construction .........................................16

                                                             ARTICLE IIThe Notes
SECTION 2.01.  Form and Dating ...............................................17
SECTION 2.02.  Execution and Authentication ..................................17
SECTION 2.03.  Registrar and Paying Agent ....................................18
SECTION 2.04.  Paying Agent To Hold Money in Trust ...........................18
SECTION 2.05.  Noteholder Lists ..............................................19
SECTION 2.06.  Transfer and Exchange .........................................19
SECTION 2.07.  Replacement Notes .............................................20
SECTION 2.08.  Outstanding Notes .............................................20
SECTION 2.09.  Temporary Notes ...............................................21
SECTION 2.10.  Cancelation ...................................................21
SECTION 2.11.  CUSIP Numbers .................................................21
SECTION 2.12.  Book-Entry Provisions for the Global Note .....................22
SECTION 2.13.  Defaulted Interest ............................................23

                                                           ARTICLE IIIRedemption
SECTION 3.01.  Notices to Trustee ............................................23
SECTION 3.02.  Selection of Notes To Be Redeemed .............................23
SECTION 3.03.  Notice of Redemption ..........................................24
SECTION 3.04.  Effect of Notice of Redemption ................................25
SECTION 3.05.  Deposit of Redemption Price ...................................25
SECTION 3.06.  Notes Redeemed in Part ........................................25

                                                             ARTICLE IVCovenants
SECTION 4.01.  Payment of Notes ..............................................25
SECTION 4.02.  SEC Reports ...................................................26
SECTION 4.03.  Limitation on Debt of the Company and the Guarantor;
                 Limitation on Preferred Stock of the Guarantor ..............26
SECTION 4.04.  Limitation on Restricted Payments .............................27
SECTION 4.05.  Limitation on Liens and Sales of Assets and Subsidiary
                  Stock ......................................................28

SECTION 4.06.  Limitation on Transactions with Affiliates ....................28
SECTION 4.07.  Limitation on Other Business Activities .......................30
SECTION 4.08.  The Merger ....................................................30
SECTION 4.09.  Maintenance of Non-Investment Company Status ..................30
SECTION 4.10.  Compliance Certificate ........................................31
SECTION 4.11.  Further Instruments and Acts ..................................31

                                                      ARTICLE VSuccessor Company
SECTION 5.01.  When Company May Merge or Transfer Assets .....................31

                                                 ARTICLE VIDefaults and Remedies
SECTION 6.01.  Events of Default .............................................32
SECTION 6.02.  Acceleration ..................................................34
SECTION 6.03.  Other Remedies ................................................35
SECTION 6.04.  Waiver of Past Defaults .......................................35
SECTION 6.05.  Control by Majority ...........................................35
SECTION 6.06.  Limitation on Suits ...........................................36
SECTION 6.07.  Rights of Holders To Receive Payment ..........................36
SECTION 6.08.  Collection Suit by Trustee ....................................36
SECTION 6.09.  Trustee May File Proofs of Claim ..............................37
SECTION 6.10.  Priorities ....................................................37
SECTION 6.11.  Undertaking for Costs .........................................37
SECTION 6.12.  Waiver of Stay or Extension Laws ..............................38

                                                              ARTICLE VIITrustee
SECTION 7.01.  Duties of Trustee .............................................38
SECTION 7.02.  Rights of Trustee .............................................39
SECTION 7.03.  Individual Rights of Trustee ..................................40
SECTION 7.04.  Trustee's Disclaimer ..........................................40
SECTION 7.05.  Notice of Defaults ............................................41
SECTION 7.06.  Reports by Trustee to Holders .................................41
SECTION 7.07.  Compensation and Indemnity ....................................41
SECTION 7.08.  Replacement of Trustee ........................................42
SECTION 7.09.  Successor Trustee by Merger ...................................43
SECTION 7.10.  Eligibility; Disqualification .................................43
SECTION 7.11.  Preferential Collection of Claims Against Company .............44

                                  ARTICLE VIIIDischarge of Indenture; Defeasance
SECTION 8.01.  Discharge of Liability on Notes Defeasance ....................44
SECTION 8.02.  Conditions to Defeasance ......................................45
SECTION 8.03.  Application of Trust Money ....................................47

SECTION 8.04.  Repayment to Company ..........................................47
SECTION 8.05.  Indemnity for Government Obligations ..........................47
SECTION 8.06.  Reinstatement .................................................47

                                                            ARTICLE IXAmendments
SECTION 9.01.  Without Consent of Holders ....................................48
SECTION 9.02.  With Consent of Holders .......................................49
SECTION 9.03.  Compliance with Trust Indenture Act ...........................49
SECTION 9.04.  Revocation and Effect of Consents and Waivers .................50
SECTION 9.05.  Notation on or Exchange of Notes ..............................50
SECTION 9.06.  Trustee To Sign Amendments ....................................51
SECTION 9.07.  Payment for Consent ...........................................51

                                      ARTICLE XSecurity And Pledge Of Collateral
SECTION 10.01.  Grant of Security Interest ...................................51
SECTION 10.02.  Delivery of Collateral .......................................52
SECTION 10.03.  Representations and Warranties ...............................53
SECTION 10.04.  Further Assurances ...........................................53
SECTION 10.05.  Dividends; Voting Rights; Substitution of Collateral .........53
SECTION 10.06.  Trustee Appointed Attorney-in-Fact ...........................58
SECTION 10.07.  Trustee May Perform ..........................................58
SECTION 10.08.  Trustee's Duties .............................................58
SECTION 10.09.  Remedies Upon Event of Default ...............................59
SECTION 10.10.  Application of Proceeds ......................................60
SECTION 10.11.  Continuing Lien ..............................................60
SECTION 10.12.  Certificates and Opinions ....................................60
SECTION 10.13  Additional Agreements .........................................60

                                                ARTICLE XI Non-Recourse Guaranty
SECTION 11.01.  Non-Recourse Guaranty.........................................61
SECTION 11.02.  Guaranty Absolute.............................................62
SECTION 11.03.  Waivers.......................................................64
SECTION 11.04.  Waiver of Subrogation and Contribution........................64
SECTION 11.05.  Certain Agreements............................................65
SECTION 11.06.  No Waiver; Cumulative Remedies................................65
SECTION 11.07.  Continuing Guaranty...........................................66
SECTION 11.08.  Severability..................................................66

                                                        ARTICLE XIIMiscellaneous
SECTION 12.01.  Trust Indenture Act Controls .................................66
SECTION 12.02.  Notices ......................................................66
SECTION 12.03.  Communication by Holders with Other Holders ..................67
SECTION 12.04.  Certificate and Opinion as to Conditions Precedent ...........67
SECTION 12.05.  Statements Required in Certificate or Opinion ................68
SECTION 12.06.  When Notes Disregarded .......................................68
SECTION 12.07.  Rules by Trustee, Paying Agent and Registrar .................68
SECTION 12.08.  Legal Holidays ...............................................68
SECTION 12.09.  Governing Law ................................................69
SECTION 12.10.  No Recourse Against Others ...................................69
SECTION 12.11.  Successors ...................................................69
SECTION 12.12.  Multiple Originals ...........................................69

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SECTION 12.13.  Table of Contents; Headings ..................................69

Exhibit A    -               Form of Notes

Schedule I   -               Pledged Shares

Schedule II  -               Permitted Transactions

                                  INDENTURE dated as of _________, 2001, between
                            REV HOLDINGS INC., a Delaware corporation (the "Com-pany") and WILMINGTON TRUST COMPANY, a ______________ banking corporation (the "Trustee").


     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 12% Senior Secured Notes Due 2004 (the "Notes"):


                                    ARTICLE I

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01.        Definitions.
                               -----------

     "Affiliate" of any specified Person means (i) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any subsidiary of such specified Person or (C) of any Person described in clause (i) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Applicable Share Number" means 52 shares of Revlon, Inc. Common Stock; provided, however, that in the event of (i) the distribution of a dividend upon
--------  -------
shares of Revlon, Inc. in shares of Revlon, Inc., (ii) the combination of shares of Common Stock of Revlon, Inc. into a smaller number of shares or other units,
(iii) the subdivision of outstanding shares of Common Stock of Revlon, Inc.,
(iv) the conversion or reclassification of shares of Common Stock of Revlon, Inc. by issuance or exchange of other securities or (v) a consolidation, merger or binding shares exchange, the Applicable Share Number in effect immediately prior to such action shall be adjusted to equal the number of shares of Common Stock of Revlon, Inc. that would have constituted the Applicable Share Number immediately after such action.



     "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) of shares of Capital

Stock of a Subsidiary of the Company or the Guarantor (other than directors' qualifying shares and other than Capital Stock of an Unrestricted Subsidiary or a Non-Recourse Subsidiary), property or other assets (each referred to for the purposes of this definition as a "disposition") by the Company (including any disposition by means of a merger, consolidation or similar transaction) other than (i) a disposition subject to or permitted by Section 4.04, (ii) a disposition by the Company or the Guarantor of any Unrestricted Assets, (iii) a disposition of Capital Stock of Revlon, Inc. to the Company or the Guarantor,
(iv) an issuance of employee stock options, (v) a merger of Revlon, Inc. with or into RCPC or the Company, and (vi) the Merger.

     "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee thereof duly authorized to act on behalf of such Board.

     "Business Day" means each day which is not a Legal Holiday.

     "Capital Lease Obligations" of a Person means any obligation which is required to be classified and accounted for as a capital lease on the face of a balance sheet of such Person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

     "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into or exchangeable for such equity.



     "Closing Price" on any Trading Day with respect to the per share price of any Capital Stock means the last reported sales price regular way or, in case no such reported sale takes place on such Trading Day, the average of the reported closing bid and asked prices regular way, on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if such Capital Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

     "Consolidated Net Income" means with respect to any Person, for any period, the consolidated net income (or loss) of such Person and its consolidated Subsidiaries for such period as determined in accordance with GAAP, adjusted to the extent included in calculating such net income (or loss), by excluding (i) all extraordinary gains or losses; (ii) the portion of net income (or loss) of such Person and its consolidated Subsidiaries attributable to minority interests in unconsolidated Persons except to the extent that, in the case of net income, cash dividends or distributions have actually been received by such Person or one of its consolidated Subsidiaries (subject, in the case of a dividend or distribution received by a Subsidiary of such Person, to the limitations contained in clause (v) below) and, in the case of net loss, such Person or any Subsidiary of such Person has actually contributed, lent or transferred cash to such unconsolidated Person; (iii) net income (or loss) of any other Person attributable to any period prior to the date of combination of such other Person with such Person or any of its Subsidiaries on a "pooling of interests" basis;
(iv) net gains or losses in respect of dispositions of assets by such Person or any of its Subsidiaries (including pursuant to a sale-and-leaseback arrangement) other than in the ordinary course of business; (v) the net income of any Subsidiary of such Person to the extent that the declaration of dividends or distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulations applicable to that Subsidiary or its shareholders; (vi) any net income or loss of any Non-Recourse Subsidiary, except that such Person's equity in the net income of any such Non-Recourse Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Non-Recourse Subsidiary during such period to such Person as a dividend or other distribution; and (vii) the cumulative effect of a change in accounting principles; provided, however, that in calculating Consolidated Net Income of the Company, net income of a Subsidiary of the type described in clause (v) of this definition shall not be excluded.

     "Consolidated Net Worth" of any Person means, at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person as at such date, less (x) any amounts attributable to Redeemable Stock and (y) any amounts attributable to Exchangeable Stock.

     "Debt" of any Person means, without duplication,

          (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

          (ii)      all Capital Lease Obligations of such Person;

          (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and other accrued current liabilities arising in the ordinary course of business);

          (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

          (v) the amount of all obligations of such Person with respect to the redemption, repayment (including liquidation preference) or other repurchase of, any Redeemable Stock (but excluding in each case any accrued dividends);



          (vi) all obligations of the type referred to in clauses (i) through (v) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including Guarantees of such obligations and dividends; and

          (vii) all obligations of the type referred to in clauses (i) through (vi) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

     "Depositary" means The Depository Trust Company, its nominees and successors.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchangeable Stock" means any Capital Stock of a Person which by its terms or otherwise is required to be exchanged or converted or is exchangeable or convertible at the option of the holder into another security (other than Capital Stock of such Person which is neither Exchangeable Stock nor Redeemable Stock).

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

     "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" shall not include
          --------  -------
endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

     "Guarantor" means REV Guarantor Corp., a Delaware corporation.

     "Holder" or "Noteholder" means the Person in whose name a Note is registered on the Registrar's books.

     "Investment" in any Person means any loan or advance to, any net payment on a guarantee of, any acquisition of Capital Stock, equity interest, obligation or other security of, or capital contribution or other investment in, such Person. Investments shall exclude advances to customers and suppliers in the ordinary course of business. The term "Invest" used as a verb has a corresponding meaning. For purposes of the definitions of "Non-Recourse Subsidiary," "Unrestricted Subsidiary" and "Restricted Payment" and for purposes of Section 4.04, any property transferred to a Non-Recourse Subsidiary or an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company (or of RCPC in the case of a Non-Recourse Subsidiary), and if such property so transferred (including in a series of related transactions) has a fair market value, as so determined by such Board of Directors, in excess of $10 million, such determination shall be confirmed by an independent appraiser.

     "Issue" means issue, assume, Guarantee, incur or otherwise become liable for. The term "Issuance" or "Issued" has a corresponding meaning.

     "Issue Date" means the date of original issue of the Notes.

     "Keepwell Agreement" means that certain keepwell agreement
dated         , 2001, between the Company and GSB Investments Corp.

     "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in any place of payment.

     "Lien" means any mortgage, pledge, security interest, conditional sale or other title retention agreement or other similar lien.

     "Mafco Holdings" means Mafco Holdings Inc., a Delaware corporation.



     "Market Value" means as of any date the sum of (i) in respect of Pledged Shares, an amount equal to the product of (x) the average of the Closing

Prices per share of the Class A Common Stock of Revlon, Inc. during the five Trading Days ending immediately prior to such date and (y) the number of Pledged Shares, (ii) as to Collateral consisting of cash, the amount of such cash, (iii) as to any other Collateral having a purported value equal to or less than $5 million, the fair market value thereof as of such date as determined by the Board of Directors of the Company (the determination of which shall be conclusive and shall be evidenced by a resolution of such Board of Directors), and (iv) as to any other Collateral having a purported value of more than $5 million, the fair market value thereof as of such date as determined by an independent appraiser.

     "Merger" means the merger of the Guarantor with and into the Company.

     "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or estimated in good faith to be payable as a result thereof.

     "Non-Convertible Capital Stock" means, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however, that Non-Convertible Capital Stock shall not
             --------  -------
include any Redeemable Stock or Exchangeable Stock.

     "Non-Recourse Debt" means Debt or that portion of Debt (i) as to which neither RCPC nor its Subsidiaries (other than a Non-Recourse Subsidiary) (A) provide credit support (including any undertaking, agreement or instrument which would constitute Debt), (B) is directly or indirectly liable or (C) constitute the lender and (ii) no default with respect to which (including any rights which the holders thereof may have to take enforcement action against the assets of a Non-Recourse Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of RCPC or its Subsidiaries (other than Non-Recourse Subsidiaries) to declare a default on such other Debt or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.



     "Non-Recourse Subsidiary" means a Subsidiary of RCPC (i) which has been designated as such by RCPC, (ii) which has no Debt other than Non-Recourse Debt and (iii) which is in the same line of business as RCPC and its

Wholly Owned Recourse Subsidiaries existing on the Issue Date or in businesses reasonably related thereto.

     "Obligations" means (a) the full and punctual payment of Principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under this Indenture and the Notes and (b) the full and punctual performance of all other obligations of the Company under this Indenture and the Notes.

     "Officer" means the Chairman of the Board, the President, any Vice President, the Treasurer, an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company.

     "Officers' Certificate" means a certificate signed by the Chairman of the Board, Vice Chairman, the President or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee. One of the Officers signing an Officers' Certificate delivered pursuant to Section 4.10 shall be the principal executive, financial or accounting officer of the Company.

     "Old Notes" means the Senior Secured Discount Notes Due 2001 of the
Company.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company (or its Parent or one of its Subsidiaries) or the Trustee.

     "Parent" means Revlon Holdings Inc., a Delaware corporation, and any other Person which acquires or owns directly or indirectly 80% or more of the voting power of the Voting Stock of the Company.

     "Permitted Affiliate" means any individual that is a director or officer of the Company, of the Guarantor, of Revlon, Inc., of a Subsidiary of Revlon, Inc. or of an Unrestricted Affiliate; provided, however, that such individual is not also an officer or a director of Mafco Holdings or any Person that controls Mafco Holdings.



     "Permitted Transactions" means (i) any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) between the Company, the Guarantor, Revlon, Inc., RCPC or any Subsidiary of RCPC, on the one hand, and any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of Voting Stock of the Company or an Affiliate of any such owner, on the other hand, existing on, or pursuant to an agreement in effect on, the Issue Date and disclosed in
Schedule II to this Indenture and any amendments thereto which do not adversely affect the rights of the holders of the Notes and (ii) any Tax Sharing Agreement.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Physical Notes" means one or more permanent certificated Notes in registered form substantially in the form set forth in Exhibit A.

     "Preferred Stock", as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

     "Principal" of a Note as of any date means the principal amount of the Note as of such date.

     "RCPC" means Revlon Consumer Products Corporation, a Delaware corporation which is a wholly owned direct Subsidiary of Revlon, Inc. on the Issue Date, and its successors.

     "RCPC Indentures" means the Senior Notes Indenture, dated as of February 1, 1998, the Senior Subordinated Indenture dated as of February 1, 1998, and the Indenture dated as of November 6, 1998, each between RCPC and the trustee thereunder, and in each case as in effect on the Issue Date; provided, however, for purposes of interpreting provisions of this Indenture that refer to the RCPC Indentures, the provisions of the RCPC Indentures (but not the Debt Issued thereunder) shall be deemed to be in effect whether or not such Indentures have been discharged.

     "Redeemable Stock" means any Capital Stock that by its terms or otherwise is required to be redeemed on or prior to the first anniversary of the Stated Maturity of the Notes or is redeemable at the option of the holder thereof at any time on or prior to the first anniversary of the Stated Maturity of the Notes.

     "Refinance" means, in respect of any Debt, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to Issue Debt in exchange or replacement for, such Debt. "Refinanced" and "Refinancing" shall have correlative meanings.

     "Refinancing Costs" means, with respect to any Debt or Preferred Stock being Refinanced, any premium actually paid thereon and reasonable costs and expenses, including underwriting discounts, in connection with such Refinancing; provided, that if any Debt Issued in connection with such a Refinancing is Issued at a discount, Refinancing Costs shall be an amount equal to the accreted value (as of the Stated Maturity of the Debt being Refinanced) of the portion of such Debt used to pay such premiums, costs and expenses.

     "Restricted Payment" means, as to any Person making a Restricted Payment,
(i) any dividend or any distribution on or in respect of the Capital Stock of such Person (including any payment in connection with any merger or consolidation involving such Person) or to the holders of the Capital Stock of such Person (except dividends or distributions payable solely in the Non-Convertible Capital Stock of such Person or in options, warrants or other rights to purchase the Non-Convertible Capital Stock of such Person), (ii) any purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or of any direct or indirect parent of the Company or (iii) any Investment in (A) any Affiliate of the Company other than a Subsidiary of the Company and other than an Affiliate of the Company which will become a Subsidiary of the Company as a result of any such Investment, or (B) a Non-Recourse Subsidiary or (C) an Unrestricted Subsidiary.

     "Revlon, Inc." means Revlon, Inc., a Delaware corporation which is the immediate parent corporation of RCPC on the Issue Date, and its successors.

     "Revlon, Inc. Nonpledged Shares" means the Capital Stock of Revlon, Inc. that does not constitute Revlon, Inc. Collateral.

     "SEC" means the Securities and Exchange Commission.

     "Secured Non-Recourse Guarantee" means any Guarantee by the Company or an Unrestricted Subsidiary of obligations of any other Person in respect of which Guarantee the holders thereof have no recourse to any assets of the Company or its Subsidiaries, other than Unrestricted Assets.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Significant Subsidiary" means (i) any Subsidiary (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) of the Company which at the time of determination either (A) had assets which, as of the date of RCPC's most recent quarterly consolidated balance sheet, constituted at least 5% of RCPC's total assets on a consolidated basis as of such date, in each case determined in accordance with Generally Accepted Accounting Principles, or (B) had revenues for the 12-month period ending on the date of RCPC's most recent quarterly consolidated statement of income which constituted at least 5% of RCPC's total revenues on a consolidated basis for such period, or
(ii) any Subsidiary of the Company (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) which, if merged with all Defaulting Subsidiaries (as defined below) of the Company, would at the time of determination either (A) have had assets which, as of the date of RCPC's most recent quarterly consolidated balance sheet, would have constituted at least 10% of RCPC's total assets on a consolidated basis as of such date or (B) have had revenues for the 12-month period ending on the date of RCPC's most recent quarterly consolidated statement of income which would have constituted at least 10% of RCPC's total revenues on a consolidated basis for such period (each such determination being made in accordance with Generally Accepted Accounting Principles). "Defaulting Subsidiary" means any Subsidiary of the Company (other than a Non-Recourse Subsidiary and other than an Unrestricted Subsidiary) with respect to which an event described under Section 6.01(6), 6.01(7), 6.01(8) or 6.01(9) has occurred and is continuing.

     "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency).

     "Subsidiary" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.

     "Tax Sharing Agreements" means (i) that certain agreement dated June 24, 1992, as amended, among, Revlon Holdings Inc., RCPC, certain of its Subsidiaries, Revlon, Inc. and Mafco Holdings and (ii) any other tax allocation agreement between the Company or any of its Subsidiaries with the Company, Revlon, Inc., RCPC or any direct or indirect shareholder of the Company with respect to consolidated or combined tax returns including the Company or any of its Subsidiaries but only to the extent that amounts payable from time to time by the Company or any such Subsidiary under any such agreement do not exceed the corresponding tax payments that the Company or such Subsidiary would have been required to make to any relevant taxing authority had the Company or such Subsid iary not joined in such consolidated or combined returns, but instead had filed returns including only the Company or its Subsidiaries (provided that any such agreement may provide that, if the Company or any such Subsidiary ceases to be a member of the affiliated group of corporations of which Mafco Holdings is the common parent for purposes of filing a consolidated federal income tax return (such cessation, a "Deconsolidation Event"), then the Company or such Subsidiary shall indemnify such direct or indirect shareholder with respect to any federal, state or local income, franchise or other tax liability (including any related interest, additions or penalties) imposed on such shareholder as the result of an audit or other adjustment with respect to any period prior to such Deconsolidation Event that is attributable to the Company, such Subsidiary or any predecessor business thereof (computed as if the Company, such Subsidiary or such predecessor business, as the case may be, were a stand-alone entity that filed separate tax returns as an independent corporation), but only to the extent that any such tax liability exceeds any liability for taxes recorded on the books of the Company or such Subsidiary with respect to any such period).

     "Temporary Cash Investments" means any of the following: (i) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, in each case, maturing within 360 days of the date of acquisition thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company (including the Trustee) which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States having capital, surplus and undivided profits aggregating in excess of $250,000,000 and whose debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities
Act) or any money-market fund sponsored by any registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a nationally recognized broker-dealer or a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-2" (or higher) according to Moody's Investors Service, Inc. or "A-2" (or higher) according to Standard and Poor's Corporation, (v) securities with maturities of six months or less from the date of acquisition backed by standby or direct pay letters of credit issued by any bank satisfying the requirements of clause (ii) above and (vi) securities with maturities of six months or less from the date of acquisition issued or fully Guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Corporation or "A" by Moody's Investors Service, Inc.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. 77aaa- 77bbbb) as in effect on the Issue Date.

     "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

     "Unrestricted Affiliate" means a Person (other than a Subsidiary of the Company) controlled (as defined in the definition of an "Affiliate") by the Company, in which no Affiliate of the Company (other than (v) Revlon, Inc., (w) a wholly-owned Subsidiary of the Company, the Guarantor or Revlon, Inc., (x) a Wholly Owned Recourse Subsidiary of RCPC, (y) a Permitted Affiliate and (z) another Unrestricted Affiliate) has an Investment.

     "Unrestricted Assets" means (i) the Revlon, Inc. Nonpledged Shares, (ii) Capital Stock of Unrestricted Subsidiaries and (iii) all dividends, cash and other property and proceeds (including proceeds of sale) from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

     "Unrestricted Subsidiary" means a Subsidiary of the Company, other than the Guarantor or Revlon, Inc. or any of its Subsidiaries, which (i) is acquired or organized by the Company or any other Unrestricted Subsidiary (or any combination of the foregoing), (ii) is capitalized only with Unrestricted Assets and (iii) does not have any Debt (A) which is held by the Company, (B) as to which the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) have provided credit support (other than any Secured Non-Recourse Guarantee) or (C) any default as to which would permit any holder (whether upon notice, after lapse of time or both) of any Debt of the Company or any of its Subsidiaries (other than an Unrestricted Subsidiary) to declare a default on such Debt or to cause the payment thereof to be accelerated prior to its Stated Maturity.

     "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

     "Voting Stock" of a corporation means all classes of Capital Stock of such corporation then outstanding and normally entitled to vote in the election of directors.

     "Wholly Owned Recourse Subsidiary" means a Subsidiary of RCPC (other than a Non-Recourse Subsidiary) all the Capital Stock of which (other than directors' qualifying shares) is owned by (i) RCPC, (ii) RCPC or one or more Wholly Owned Recourse Subsidiaries or (iii) one or more Wholly Owned Recourse Subsid- iaries.

     SECTION 1.02.      Other Definitions.
                        -----------------

                                                    Defined in
             Term                                     Section
             ----                                     -------
"Agent Members" .................................     2.12(a)
"Applicable Collateral" .........................    10.05(g)
"Applicable Portion" ............................    10.05(g)
"Bankruptcy Law" ................................        6.01
"Collateral" ....................................    10.01(c)
"Collateral Release Request" ....................    10.05(f)
"covenant defeasance option" ....................     8.01(b)
"CUSIP" .........................................        2.11

                                                    Defined in
             Term                                     Section
             ----                                     -------

"Custodian" ...................................       6.01
"Default Amount" ..............................       6.02
"Determination Date" ..........................   10.05(f)
"Global Note" .................................    2.01(a)
"legal defeasance option" .....................    8.01(b)
"Non-Recourse Guaranty" .......................      11.01
"Outstanding" .................................       2.08
"Paying Agent" ................................       2.03
"Pledged Shares" ..............................   10.01(a)
"Pledged Securities" ..........................      10.13
"Registrar" ...................................       2.03
"Revlon, Inc. Collateral" .....................   10.01(a)
"Substitute Collateral" .......................   10.01(b)
"Withdrawn Collateral" ........................   10.05(l)
"Withdrawn Shares" ............................   10.05(l)


     SECTION 1.03.      Incorporation by Reference of Trust Indenture
Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

     "Commission" means the SEC.

     "indenture securities" means the Notes.

     "indenture security holder" means a Noteholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.



     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

     SECTION 1.04. Rules of Construction. Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP and all accounting calculations will be determined in accordance with such principles;

          (3) "or" is not exclusive;

          (4) "including" means including without limitation;

          (5) words in the singular include the plural and words in the plural include the singular;

          (6) unsecured debt shall not be deemed to be subordinate or junior to secured debt merely by virtue of its nature as unsecured debt;

          (7) the principal amount of any noninterest bearing or other discount security at any date of Issuance shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP and accretion of principal on such security shall be deemed to be the Issuance of Debt; provided, however, that the accretion of principal on such security shall not be deemed to be the Issuance of Debt if the issuer elects, at the time of original Issuance of such security, to treat such accretion as if, on such date of original Issuance, there were an additional Issuance of Debt in an aggregate principal amount equal to the excess of the principal amount at maturity of such security over the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP (except to the extent otherwise provided in Section 4.03(a)(1)), and, unless repaid or redeemed, the amount of such additional Issuance of Debt shall be treated as being outstanding for all purposes under this Indenture until such security is paid in full; and

          (8) the principal amount of any Preferred Stock shall be (i) the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                   ARTICLE II

                                    The Notes
                                    ---------

     SECTION 2.01. Form and Dating. (a) The Notes and the Trustee's certificate
                   ---------------
of authentication thereon shall be substantially in the form of Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture, and as otherwise provided in this Article II. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

     (b) The Notes will be issued on the Issue Date in the form of one or more permanent global Notes substantially in the form set forth in Exhibit A (each a "Global Note") deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of each Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

     SECTION 2.02. Execution and Authentication. Two Officers shall sign the
                   ----------------------------
Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate and make available for delivery Notes for
original issue in an aggregate Principal Amount of $        upon a written order
of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate Principal Amount of Notes outstanding at any time may not exceed that amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands. The Company agrees to pay to any authenticating agent compensation for its services hereunder.

     SECTION 2.03.        Registrar and Paying Agent. The Company shall
                          --------------------------
maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company, the Guarantor, Revlon, Inc., RCPC or any of its domestically incorporated Wholly Owned Subsid- iaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

     The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.



     SECTION 2.04.        Paying Agent To Hold Money in Trust. On or prior to
                          -----------------------------------
each due date of the Principal and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such Principal and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholders or the Trustee all money held by the Paying Agent for the payment of Principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a

Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.05.   Noteholder Lists.  The Trustee shall preserve in
                          ----------------
as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, as of the relevant record date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders.

          SECTION 2.06.   Transfer and Exchange.  The Notes shall be
                          ---------------------
issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a coregistrar with a request to register a transfer, the Registrar shall register the transfer as requested if the requirements of Section 8-401(l) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal Principal Amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-registrar's request. The Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

     Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of Principal of and interest on such Note and for all other purposes whatsoever, whether or not such
Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

     Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interest in such Global Note may be effected only through a book-entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

     All Notes issued upon any transfer or exchange pursuant to this Section
2.06 will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

     SECTION 2.07.   Replacement Notes.  If a mutilated Note is
                     -----------------
surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

     In case any such mutilated, destroyed, lost or stolen Note has become due and payable, the Company, in its discretion, may instead of issuing a new Note, pay such Note.

     Every replacement Note is an additional obligation of the Company.

     SECTION 2.08.   Outstanding Notes. Notes outstanding
                     -----------------
("Outstanding") at any time are all Notes authenticated and delivered by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not Outstanding. A Note does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Note.

     If a Note is paid or replaced pursuant to Section 2.07, it ceases to be Outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all

Principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after that date such Notes (or portions thereof) cease to be Outstanding and interest on such Notes ceases to accrue.

     SECTION 2.09.       Temporary Notes. Until definitive Notes are ready for
                         ---------------
delivery, the Company may execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall execute and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes upon surrender of such temporary Notes at the office or agency of the Company, without charge to the Holder.

     SECTION 2.10.       Cancelation. The Company at any time may deliver Notes
                         -----------
to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel Notes surrendered for registration of transfer, exchange, payment or cancelation and deliver such canceled Notes to the Company upon the Company's written request. The Company may not Issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancelation.

     SECTION 2.11.       CUSIP Numbers. The Company in issuing the Notes may use
                         -------------
"CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

     SECTION 2.12.       Book-Entry Provisions for the Global Note.
                         -----------------------------------------

     (a) Each Global Note initially shall (i) be registered in the name of the Depositary for such Global Note or the nominee of such Depositary and (ii) be delivered to the Trustee as custodian for such Depositary.

     Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

     (b) Transfers of a Global Note shall be limited to transfers of such Global
Note in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of beneficial owners in a Global Note may be transferred in accordance with the rules and procedures of the Depositary. Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Note if (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Note or the Depositary ceases to be a clearing agency registered under the Exchange Act, at a time when the Depositary is required to be so registered in order to act as Depositary, and in each case a successor depositary is not appointed by the Company within 90 days of such notice or, (ii) the Company executes and delivers to the Trustee and Note Registrar an Officers' Certificate stating that such U.S. Global Note shall be so exchangeable or (iii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary.

     (c) In connection with the transfer of an entire Global Note to beneficial owners pursuant to subsection (b) of this Section, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Note, an equal aggregate Principal Amount of Physical Notes of authorized denominations.



     (d) The registered holder of a Global Note may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

     SECTION 2.13.        Defaulted Interest. If the Company defaults in a
                          ------------------
payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.


                                   ARTICLE III

                                   Redemption
                                   ----------

     SECTION 3.01. Notices to Trustee. If the Company elects to redeem
                   ------------------
Notes pursuant to paragraph 5 of the Notes, it shall notify the Trustee in writing of the redemption date and the Principal Amount of Notes to be redeemed.

     The Company shall give the notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Any such notice shall be accompanied by an Officers' Certificate to the effect that such redemption will comply with the conditions herein. If fewer than all the Notes are to be redeemed, the record date relating to such redemption for determining the Holders to whom notice of redemption will be sent pursuant to Section 3.03 shall be selected by the Company and given to the Trustee, which record date shall be not less than 15 days after the date of notice to the Trustee unless the Trustee consents to a shorter period.

     SECTION 3.02.         Selection of Notes To Be Redeemed. If fewer than all
                           ---------------------------------
the Notes are to be redeemed, the Trustee in its discretion shall select the Notes to be redeemed pro rata or by lot or by a method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee considers fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances. The Trustee shall make the selection from Outstanding Notes not previously called for redemption. The Trustee may select for redemption portions of the Principal Amount of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of Principal Amount of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

     SECTION 3.03.          Notice of Redemption. At least 30 days but not more
                            --------------------
than 60 days before a date for redemption of Notes, the Company shall mail a notice of redemption by first-class mail to each Holder of Notes to be redeemed.

     Any notice delivered pursuant to this Section 3.03 shall identify the Notes to be redeemed and shall state:

     (1) the redemption date;

     (2) the redemption price;

     (3) the name and address of the Paying Agent;

     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

     (5) if fewer than all the Outstanding Notes are to be redeemed, the identification of the particular Notes to be redeemed as well as the aggregate Principal Amount of Notes to be redeemed and if any Note is being redeemed in part, the portion of the Principal Amount of such Note to be redeemed and that after the redemption date and upon surrender of such Note a new Note or Notes will be issued having a Principal Amount equal to the Principal Amount of the Note surrendered less the Principal Amount of the portion of the Note redeemed;

     (6) that, unless the Company defaults in making such redemption payment, interest on the Notes ceases to accrue on and after the redemption date;

     (7) the CUSIP number printed on the Notes being redeemed; and

     (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

     At the Company's request, the Trustee shall give the notice of redemp- tion in the Company's name and at the Company's expense. In such event, the Company shall provide the Trustee with the information required by this Section.

     SECTION 3.04.        Effect of Notice of Redemption. Once notice of
                          ------------------------------
redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

     SECTION 3.05.          Deposit of Redemption Price. On or prior to the
                            ---------------------------
redemption date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by the Company to the Trustee for cancelation.

     SECTION 3.06.              Notes Redeemed in Part. Upon surrender of a Note
                                ----------------------
that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note having a Principal Amount equal to the Principal Amount of the Note surrendered less the Principal Amount of the portion of the Note so redeemed.


                                   ARTICLE IV

                                    Covenants
                                    ---------


     SECTION 4.01.       Payment of Notes. The Company shall promptly pay the
                         ----------------
Principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all Principal and interest then due. The Company shall pay interest on overdue Principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

     SECTION 4.02.       SEC Reports. Whether or not required by the SEC, so
                         -----------
long as any Notes are Outstanding, the Company will file or cause to be filed with the SEC and provide the Trustee and Noteholders with the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) specified in Sections 13 and 15(d) of the Exchange Act. The Company also will comply with the other provisions of TIA 314(a).

     SECTION 4.03.     Limitation on Debt of the Company and the Guarantor;
                       ---------------------------------------------------
Limitation on Preferred Stock of the Guarantor. (a) The Company shall not, and
----------------------------------------------
shall not permit, prior to the Merger, the Guarantor to Issue any Debt; provided, however, that the foregoing shall not prohibit the Issuance of the following Debt:

         (1) the Notes, the Old Notes and the Non-Recourse Guaranty and Debt Issued by the Company or the Guarantor, as applicable, in exchange for, or the proceeds of which are used to Refinance, any Debt permitted by this clause (1); provided, however, that in the case of any Debt Issued in connec- tion with a Refinancing, (i) the principal amount (or, in the case of Debt Issued at a discount, the accreted value) of the Debt so Issued as of the date of the Stated Maturity of the Debt being Refinanced shall not exceed the sum of (A) the principal amount (or if the Debt being Refinanced was Issued at a discount, the accreted value) of the Debt being Refinanced as of the date of the Stated Maturity of the Debt being Refinanced and (B) any Refinancing Costs thereof, and (ii) the Stated Maturity of the Debt so Issued shall be later than the Stated Maturity of the Notes;

         (2) any Secured Non-Recourse Guarantee;

         (3) Debt of the Guarantor acquired by the Company as a result of the Merger; and

         (4) any Debt incurred in connection with the Keepwell Agreement.

         (b) The Company shall not permit, prior to the Merger, the Guarantor to Issue any Preferred Stock.

          SECTION 4.04.        Limitation on Restricted Payments. (a) The
                               ---------------------------------
 Company shall not, and shall not permit, prior to the Merger, the Guarantor, directly or indirectly, to make any Restricted Payment if, at the time such Restricted Payment is made:

         (1) a Default shall have occurred or be continuing (or would result therefrom); or

          (2) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (i) 50% of Consolidated Net Income (or, if such aggregate Consolidated Net Income is a deficit, minus 100% of such deficit) of the Company accrued during the period (treated as one accounting period) from April 1, 2001, to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment and (ii) the aggregate Net Cash Proceeds from sales of Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock) or cash capital contributions made to the Company.

     (b) Section 4.04(a) shall not prohibit the following (none of which shall be included in the calculation of the amount of Restricted Payments, except to the extent expressly provided in clause (ii) below):

          (i) so long as no Default has occurred and is continuing or would result from such transaction, any Restricted Payment to the extent it consists of Unrestricted Assets;

          (ii) dividends paid within 60 days after the date of declaration thereof, or Restricted Payments made within 60 days after the making of a binding commitment in respect thereof, if at such date of declaration or commitment such dividend or other Restricted Payment would have complied with this Section; provided, however, that at the time of payment of such dividend or the making of such Restricted Payment, no other Default shall have occurred and be continuing (or will result therefrom); provided further, however, that such dividend or other Restricted Payment shall be included in the calculation of the amount of Restricted Payments;

          (iii) so long as no Default under the RCPC Indentures has occurred and is continuing or would result from such transaction, amounts paid or property transferred pursuant to the Permitted Transactions; and

          (iv) any payment by the Guarantor in respect of the Non- Recourse Guaranty.

     (c) The Company or the Guarantor may take actions to make a Restricted Payment in anticipation of the occurrence of any of the events described in
Section 4.04(b); provided, however, that the making of such Restricted Payment shall be conditioned upon the occurrence of such event.

     SECTION 4.05.        Limitation on Liens and Sales of Assets and Subsidiary
                          ------------------------------------------------------
Stock. The Company shall not make any Asset Disposition. Prior to the Merger,
-----
the Guarantor will not make any Asset Disposition. The Company and, prior to the Merger, the Guarantor shall not create, incur or suffer to exist a Lien on the Collateral (other than the Lien of this Indenture).

     SECTION 4.06.        Limitation on Transactions with Affiliates. (a) The
                          ------------------------------------------
Company shall not, and shall not permit, prior to the Merger, the Guarantor, to conduct any business or enter into any transaction or series of similar transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company or any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or with an Affiliate of any such owner, unless

     (i) the terms of such business, transaction or series of transactions are
     (A) set forth in writing and (B) at least as favorable to the Company or the Guarantor, as applicable, as terms that would be obtainable at the time for a comparable transaction or series of similar transactions in arm's-length dealings with an unrelated third person and

     (ii) to the extent that such business, transaction or series of transactions (other than Debt issued by the Company or the Guarantor which is permitted under Section 4.03) is known by the Board of Directors of the Company or the Guarantor, as applicable, to involve an Affiliate of the Company or the Guarantor, as the case may be, or a legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or an Affiliate of such owner, then (A) with respect to a transaction or series of related transactions, other than any purchase or sale of inventory in the ordinary course of business (an "Inventory Transaction"), involving aggregate payments or other consideration in excess of $5.0 million, such transaction or series of related transactions has been approved (and the value of any noncash consideration has been determined) by a majority of those members of the Board of Directors of the Company or the Guarantor, as applicable, having no personal stake in such business, transaction or series of transactions and (B) with respect to a transaction or series of related transactions, other than any Inventory Transaction, involving aggregate payments or other consideration in excess of $20.0 million (with the value of any noncash consideration being determined by a majority of those members of the Board of Directors of the Company or the Guarantor, as applicable, having no personal stake in such business, transaction or series of transactions), such transaction or series of related transac-tions has been determined, in the written opinion of a nationally recognized investment banking firm to be fair, from a financial point of view, to the Company or the Guarantor, as the case may be.

          (b) The provisions of Section 4.06(a) shall not prohibit:

               (i) any Restricted Payment permitted to be paid pursuant to
     Section 4.04;

               (ii) any transaction between the Company and any of its Subsidiaries; provided, however, that no portion of any minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, the Guarantor, Revlon, Inc., RCPC, a Wholly Owned Recourse Subsidiary, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, the Guarantor, Revlon, Inc., RCPC, any Wholly Owned Recourse Subsidiary or an Unrestricted Affiliate);

               (iii) any transaction between the Guarantor and any other Subsidiaries of the Company; provided, however, that no portion of any
                                  --------  -------
     minority interest in any such Subsidiary is owned by (x) any Affiliate (other than the Company, the Guarantor, Revlon, Inc., RCPC, a Wholly Owned Recourse Subsidiary, a Permitted Affiliate or an Unrestricted Affiliate) of the Company or (y) any legal or beneficial owner of 10% or more of the voting power of the Voting Stock of the Company or any Affiliate of such owner (other than the Company, the Guarantor, Revlon, Inc., RCPC, any Wholly Owned Recourse Subsidiary or an Unrestricted Affiliate);



               (iv) any transaction with an officer or director of the Company, Revlon, Inc., RCPC or any Subsidiary of RCPC entered into in the ordinary course of business (including compensation or employee benefit arrangements with any such officer or director); provided, however, that such officer holds, directly or indirectly, no more than 10% of the outstanding Capital Stock of the Company;

               (v) any Permitted Transaction;

               (vi) the Merger;

               (vii) any business or transactions with an Unrestricted
     Affiliate;

               (viii) the Keepwell Agreement; and

               (ix) any transaction pursuant to which Mafco Holdings will provide the Company and its Subsidiaries at their request and at the cost to Mafco Holdings with certain allocated services to be purchased from third party providers, such as legal and accounting services, insurance coverage and other services.

     SECTION 4.07.         Limitation on Other Business Activities. The Company
                           ---------------------------------------
shall not engage in any trade or business other than (A) the ownership of the Capital Stock of Revlon, Inc., (B) the ownership of the Capital Stock of one or more Unrestricted Subsidiaries and (C) prior to the Merger, the ownership of the Capital Stock of the Guarantor. The Guarantor will not engage in any trade or business other than (A) the ownership of the Capital Stock of Revlon, Inc. and
(B) providing the Non-Recourse Guaranty. The Company shall not permit any Unrestricted Subsidiary to engage in any business other than the ownership of Capital Stock of one or more Unrestricted Subsidiaries and the ownership of Unrestricted Assets.

     SECTION 4.08.         The Merger. The Company shall cause the Merger to
                           ----------
occur as promptly as practicable after the indenture relating to the Old Notes has been discharged in accordance with its terms.

     SECTION 4.09.         Maintenance of Non-Investment Company Status. The
                           --------------------------------------------
Company will not at any time be or become an "investment company" registered or required to become so registered under the Investment Company Act of 1940 or any successor law, rule or regulation.

     SECTION 4.10.         Compliance Certificate. The Company shall deliver to
                           ----------------------
the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default by the Company and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with TIA ' 314(a)(4). The Trustee shall have no responsibility or obligation to monitor the Company's compliance with its obligations set forth in Sections 4.03, 4.04, 4.05, 4.06, 4.07, 4.08 or 4.09.

     SECTION 4.11.         Further Instruments and Acts. Upon request of the
                           ----------------------------
Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.


                                    ARTICLE V

                                Successor Company
                                -----------------

     SECTION 5.01.         When Company May Merge or Transfer Assets. The
                           -----------------------------------------
Company shall not consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (if not the Company) shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and such Person shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

          (ii) except in the case of the Merger, immediately after giving effect to such transaction (and treating any Debt which becomes an obligation of the resulting, surviving or transferee Person or any of its Subsid- iaries as a result of such transaction as having been Issued by such Person or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;



          (iii) except in the case of the Merger, immediately after giving effect to such transaction, the resulting, surviving or transferee Person shall have a Consolidated Net Worth in an amount which is not less than the Consolidated Net Worth of the Company immediately prior to such transac-tion; and

          (iv) except in the case of the Merger, the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of

     Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

     The resulting, surviving or transferee Person shall be the successor Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under the Indenture and the Notes.


                                   ARTICLE VI

                              Defaults and Remedies
                              ---------------------

     SECTION 6.01.         Events of Default. An "Event of Default" occurs if:
                           -----------------

     (1) the Company defaults in any payment of interest on any Note when the same becomes due and payable and such default continues for a period of 30 days;

     (2) the Company (i) defaults in the payment of the Principal of any Note when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration or otherwise or (ii) fails to redeem or purchase Notes when required pursuant to this Indenture or the Notes;

     (3) (i) the Company fails to comply with Section 5.01, (ii) the Company fails to comply with Section 4.09 or (iii) the Trustee shall fail to have a perfected security interest in the Revlon, Inc. Collateral;

     (4) the Company fails to comply with Section 4.02, 4.03, 4.04, 4.05, 4.06,
   4.07 or 4.08 and such failure continues for 30 days after the notice specified below;

     (5) the Company fails to comply with any of its agreements in the Notes or this Indenture (other than those referred to in (1), (2), (3) or (4) above) and such failure continues for, or any of the Guarantor's or the Company's representations and warranties set forth in Section 10.03 proves to have been materially false at the time it was made and is not cured within, 60 days after the notice specified below;

     (6) Debt of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default, the total principal amount of the portion of such Debt that is unpaid or accelerated exceeds $25,000,000 or its foreign currency equivalent and such default continues for 10 days after the notice specified below;

     (7) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

          (A) commences a voluntary case;

          (B) consents to the entry of an order for relief against it in an involuntary case;

          (C) consents to the appointment of a Custodian of it or for any substantial part of its property; or

          (D) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;

     (8) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (A) is for relief against the Company or any Significant Subsidiary in an involuntary case;

          (B) appoints a Custodian of the Company or any Signifi- cant Subsidiary or for any substantial part of its property; or

          (C) orders the winding up or liquidation of the Company or any Significant Subsidiary;

   or any similar relief is granted under any foreign laws and the order or decree remains unstayed and in effect for 60 days; or

     (9) any judgment or decree for the payment of money in excess of $25,000,000 is entered against the Company or any Significant Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed and, in the case of (B), such default continues for 10 days after the notice specified below.

     The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     The term "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     A Default under clause (4), (5), (6) or (9)(B) is not an Event of Default until the Trustee or the Holders of at least 25% in Principal Amount of the Notes notify the Company of the Default and the Company does not cure such Default within the time specified after receipt of such Notice. Such Notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

     The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which with the giving of notice and the lapse of time would become an Event of Default under clause (4), (5), (6) or (9), its status and what action the Company is taking or proposes to take with respect thereto.



     SECTION 6.02.        Acceleration. If an Event of Default (other than an
                          ------------
Event of Default specified in Section 6.01(7) or (8) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company or the Holders of at least 25% in Principal Amount of the Notes by notice to the Company and the Trustee may declare the Principal Amount of and accrued interest on all the Notes as of the date of such declaration (the "Default Amount") to be due and payable immediately. If an Event of Default specified in Section 6.01(7) or (8) with respect to the Company occurs, the Default Amount on all the Notes as of the date of such

Event of Default shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Noteholders. The Holders of a majority in Principal Amount of the Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of Principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     SECTION 6.03.       Other Remedies. If an Event of Default occurs and is
                         --------------
continuing, the Trustee may pursue any available remedy to collect the payment of Principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     SECTION 6.04.       Waiver of Past Defaults. The Holders of a majority in
                         -----------------------
Principal Amount of the Notes by notice to the Trustee may waive an existing Default and its consequences except (i) a Default in the payment of the Principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.05.      Control by Majority. The Holders of a majority in
                        -------------------
Principal Amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Noteholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     SECTION 6.06.     Limitation on Suits. A Noteholder may not pursue any
                       -------------------
   remedy with respect to this Indenture or the Notes unless:

     (1) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

     (2) the Holders of at least 25% in Principal Amount of the Notes make a written request to the Trustee to pursue the remedy;

     (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

     (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

     (5) the Holders of a majority in Principal Amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60- day period.

     A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

     SECTION 6.07.     Rights of Holders To Receive Payment. Notwithstanding any
                       ------------------------------------
other provision of this Indenture, the right of any Holder to receive payment of Principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

     SECTION 6.08.     Collection Suit by Trustee. If an Event of Default in
                       --------------------------
payment of interest or Principal specified in Section 6.01(l) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of Principal and interest remaining unpaid (together with interest on such unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

     SECTION 6.09.     Trustee May File Proofs of Claim. The Trustee may file
                       --------------------------------
such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Noteholders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

     SECTION 6.10.        Priorities. If the Trustee collects any money or
                          ----------
property pursuant to this Article VI, it shall pay out the money or property in the following order:

     First: to the Trustee for amounts due under Section 7.07;
     -----

     Second: to Noteholders for amounts due and unpaid on the Notes for
     ------
Principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for Principal and interest, respectively; and

     Third: to the Company.
     -----

     The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Company shall mail to each Noteholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

     SECTION 6.11.       Undertaking for Costs. In any suit for the enforcement
                         ---------------------
of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in Principal Amount of the Notes.

     SECTION 6.12.       Waiver of Stay or Extension Laws. The Company (to the
                         --------------------------------
extent it may lawfully do so) shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE VII

                                    Trustee
                                    -------

     SECTION 7.01.        Duties of Trustee. (a) If an Event of Default has
                          -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of such man's own affairs.

     (b) Except during the continuance of an Event of Default:

     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

     (2) in the absence of bad faith on its part, the Trustee may conclu- sively rely, as to the truth of the statements and the correctness of the opin- ions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such opinions or certificates which by any provision hereof are specifi- cally required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

     (1) this paragraph does not limit the effect of paragraph (b) of this Section;

     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

     (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

     (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

     SECTION 7.02.       Rights of Trustee. (a) The Trustee may rely on and
                         -----------------
shall be protected in acting or refraining from acting on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

     (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute wilful misconduct, negligence or bad faith.

     (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

     SECTION 7.03.       Individual Rights of Trustee. The Trustee in its
                         ----------------------------
individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

     SECTION 7.04.       Trustee's Disclaimer. The Trustee shall not be
                         --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document Issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.



     SECTION 7.05.       Notice of Defaults. If a Default occurs and is
                         ------------------
continuing and if it is known to the Trustee, the Trustee shall mail to each Noteholder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of Principal of or interest on any Note, the Trustee may withhold the notice to Noteholders if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Noteholders.

     SECTION 7.06.         Reports by Trustee to Holders. As promptly as
                           -----------------------------
practicable after each May 15 beginning with the May 15 following the Issue Date, and in any event prior to July 15 in each year, the Trustee shall mail to each Noteholder a brief report dated as of May 15 if required by, and in compliance with, TIA ' 313(a). The Trustee also shall comply with TIA ' 313(b).

     A copy of each report at the time of its mailing to Noteholders shall be filed with the SEC and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

     SECTION 7.07.         Compensation and Indemnity. The Company shall pay
                           --------------------------
to the Trustee from time to time such compensation as shall be agreed to in writing from time to time by the Company and the Trustee for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability, damage, claim or expense (including attorneys' fees and expenses) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own wilful misconduct, negligence or bad faith.

     To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay Principal of and interest on particular Notes.

     The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(7) or (8) with respect to the

Company, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

     The provisions of this Section shall survive the termination of this Indenture.

     SECTION 7.08.        Replacement of Trustee. The Trustee may resign at any
                          ----------------------
time by so notifying the Company. The Holders of a majority in Principal Amount of the Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

     (1) the Trustee fails to comply with Section 7.10;

     (2) the Trustee is adjudged bankrupt or insolvent;

     (3) a receiver or other public officer takes charge of the Trustee or its property; or

     (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns, is removed by the Company, is removed by Holders of a majority in Principal Amount of the Notes and they do not promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appoint- ment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Noteholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in Principal Amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09.      Successor Trustee by Merger. If the Trustee consolidates
                        ---------------------------
with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

     SECTION 7.10.      Eligibility; Disqualification. The Trustee shall at all
                        -----------------------------
times satisfy the requirements of TIA ' 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA ' 310(b); provided, however, that there shall be excluded from the operation of TIA ' 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA ' 310(b)(1) are met.

     SECTION 7.11.      Preferential Collection of Claims Against Company. The
                        -------------------------------------------------
Trustee shall comply with TIA 311(a), excluding any creditor relationship listed in TIA 311(b). A Trustee who has resigned or been removed shall be subject to TIA 311(a) to the extent indicated.

                                  ARTICLE VIII

                       Discharge of Indenture; Defeasance
                       ----------------------------------

     SECTION 8.01.          Discharge of Liability on Notes Defeasance. (a) When
                            ------------------------------------------
(i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.07) for cancelation or (ii) all Outstanding Notes have become due and payable and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity all Outstanding Notes, including interest thereon, if any (other than Notes replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Sections 8.01(c) and 8.06, cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company.

     (b) Subject to Sections 8.01(c), 8.02 and 8.06, the Company at any time may terminate (i) all its obligations under the Notes and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 5.01(iii) and Article X and the operation of
Section 6.01(3)(ii) or (iii), 6.01(4), 6.01(6), 6.01(7) (with respect to
Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) ("covenant defeasance option"). The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.

     If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in Section 6.01(3)(ii) or (iii), 6.01(4), 6.01(6), 6.01(7) (with respect to Significant Subsidiaries only), 6.01(8) (with respect to Significant Subsidiaries only) and 6.01(9) or because of the failure of the Com- pany to comply with clause (iii) of Section 5.01 or with Article X.

     Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

     (c) Notwithstanding clauses (a) and (b) above, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 7.07, 7.08, 8.04, 8.05 and 8.06
shall survive until the Notes have been paid in full. Thereafter, the Company's obligations in Sections 7.07, 8.04 and 8.05 shall survive.

     SECTION 8.02. Conditions to Defeasance. The Company may exercise its legal defeasance option or its covenant defeasance option only if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Notes to maturity or redemption, as the case may be;

          (2) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay Principal and interest when due on all the Notes to maturity or redemption, as the case may be;

          (3) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period; provided, however, that the foregoing condition need not be met if at the time of the deposit, the Company delivers to the Trustee either (x) an Officers' Certificate to the effect set forth in clause (y)(II) below together with an Opinion of Counsel (which may rely on such Officers' Certificate as to the matters stated therein) to the effect that such deposit would not constitute a preference that could be avoided under Section 547 of Title 11, United States Code, notwithstanding that 123 days have not passed since the
   ------------------
   date of the deposit, or (y) an Officers' Certificate to the effect that the Market Value, determined as of the date of the deposit, of the Revlon, Inc. Collateral (I) is greater than the aggregate Principal Amount of the then-Outstanding Notes at the end of such 123-day period and (II) is greater than the fair market value, determined as of the date of deposit, of the money or U.S. Government Obligations being deposited;

          (4) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto;

          (5) the deposit does not constitute a default under any other agreement binding on the Company;

          (6) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (7) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

          (8) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; and

          (9) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article VIII have been complied with.

     Notwithstanding the foregoing provisions of this Section, the conditions set forth in the foregoing paragraphs (2), (3), (4), (5), (6), (7) and (8) need not be satisfied so long as, at the time the Company makes the deposit described in paragraph (1), (i) no Default under Section 6.01(l), 6.01(2), 6.01(7) or 6.01(8) has occurred and is continuing on the date of such deposit and after giving effect thereto and (ii) either (x) a notice of redemption has been mailed pursuant to Section 3.03 providing for redemption of all the Notes not more than 60 days after such mailing and the provisions of Section 3.01 with respect to such redemption shall have been complied with or (y) the Stated Maturity of the Notes will occur within 60 days. If the conditions in the preceding sentence are satisfied, the Company shall be deemed to have exercised its covenant defeasance option. Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

     SECTION 8.03.       Application of Trust Money. The Trustee shall hold in
                         --------------------------
trust money or U.S. Government Obligations deposited with it pursuant to this
Article VIII. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of Principal of and interest on the Notes.

     SECTION 8.04.       Repayment to Company. The Trustee and the Paying Agent
                         --------------------
shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of Principal or interest that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money must look to the Company for payment as general creditors.

     SECTION 8.05.       Indemnity for Government Obligations. The Company shall
                         ------------------------------------
pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the Principal and interest received on such U.S. Government Obligations.



     SECTION 8.06.       Reinstatement. If the Trustee or Paying Agent is unable
                         -------------
to apply any money or U.S. Government Obligations in accordance with this
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Company has
                                   --------  -------
made any payment of interest on or Principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.


                                   ARTICLE IX

                                   Amendments
                                   ----------

     SECTION 9.01.       Without Consent of Holders. The Company and the Trustee
                         --------------------------
may amend this Indenture or the Notes without notice to or consent of any
Noteholder:

     (1) to cure any ambiguity, omission, defect or inconsistency;

     (2) to comply with Article V;

     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are Issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)
  (B) of the Code;

     (4) to add Guarantees with respect to the Notes or to secure (or provide additional security for) the Notes;

     (5) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

     (6) to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA or to otherwise comply with the TIA; or

     (7) to make any change that does not adversely affect the rights of any Noteholder.

     After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.02.      With Consent of Holders. The Company and the Trustee may
                        -----------------------
amend this Indenture or the Notes without notice to any Noteholder but with the written consent of the Holders of at least a majority in Principal Amount of the Outstanding Notes. However, without the consent of each Noteholder affected, an amendment may not:

     (1) reduce the Principal Amount of Notes whose Holders must consent to an amendment;

     (2) reduce the rate of or extend the time for payment of interest on any Note;

     (3) reduce the Principal of or extend the Stated Maturity of any Note or reduce the Default Amount of any Note;

     (4) make any Note payable in money other than that stated in the Note;

     (5) make any change in Article X that adversely affects such Noteholder; or

     (6) make any change in Section 6.04, 6.07 or the second sentence of this Section.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such amendment. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

     SECTION 9.03.      Compliance with Trust Indenture Act. Every amendment to
                        -----------------------------------
this Indenture or the Notes shall comply with the TIA as then in effect.



     SECTION 9.04.      Revocation and Effect of Consents and Waivers. Any
                        ---------------------------------------------
amendment to this Indenture or the Notes shall become effective in accordance with its terms when executed and delivered by the Company and the

Trustee provided that the Company has received the requisite consents prior
        --------
thereto. The Company shall not be obligated to execute any such amendment regardless of whether such consents have been received. Any waiver shall become effective when the requisite consents have been received or such later time as the Company may elect by notice to the Trustee. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation prior to the time that the Company receives the requisite number of consents to such pro- posed amendment or waiver. After an amendment or waiver becomes effective, it shall bind every Noteholder. A consent to any amendment or waiver hereunder by any Holder given in connection with a tender of such Holder's Notes shall not be rendered invalid by such tender.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Noteholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Noteholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

     SECTION 9.05.       Notation on or Exchange of Notes. If an
                         --------------------------------
amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall Issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to Issue a new Note shall not affect the validity of such amendment.

SECTION 9.06.            Trustee To Sign Amendments.  The Trustee
                         --------------------------
shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     SECTION 9.07.       Payment for Consent. Neither the Company, any Affiliate
                         -------------------
of the Company nor any Subsidiary shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.


                                    ARTICLE X

                        Security And Pledge Of Collateral
                        ---------------------------------

     SECTION 10.01.      Grant of Security Interest. (a) To secure the full and
                         --------------------------
punctual payment when due and the full and punctual performance of the Guaranteed Obligations, the Guarantor hereby grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, other than such of the following which are released from the Lien of this Indenture pursuant to Section 10.05 (the "Revlon, Inc. Collateral"):

          (i) The shares of Revlon, Inc. Class B Common Stock identified on
     Schedule I hereto and delivered to the Trustee pursuant to Section 10.02 (collectively, the "Pledged Shares" which term shall exclude any Withdrawn Shares but shall include any shares of Revlon, Inc. Common Stock delivered to the Trustee pursuant to Section 10.05(j));

          (ii) all certificates representing any of the Pledged Shares; and



          (iii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

     (b) To secure the full and punctual payment when due and the full and punctual performance of the Obligations, the Company agrees that, upon consummation of the Merger, the Company shall execute and deliver to the Trustee a confirmatory grant whereby it (i) acknowledges that it has acquired its interest in the Revlon, Inc. Collateral subject to the grant made hereunder by the Guarantor and (ii) grants to the Trustee, for the benefit of the Trustee and the Holders, a security interest in all its right, title and interest in and to the following, whether now owned or hereafter acquired, other than such of the following which are released from the Lien of this Indenture pursuant to Section 10.05:

          (i) The Pledged Shares and all certificates representing any of the Pledged Shares;

          (ii) all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing, and

          (iii) all money and securities deposited with the Trustee pursuant to
     Section 10.05(g) and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the foregoing (all collateral under this clause (iii), the "Substitute Collateral").

     (c) Revlon, Inc. Collateral and Substitute Collateral are hereinafter collectively referred to as "Collateral."

     SECTION 10.02.       Delivery of Collateral. On the Issue Date, the
                          ----------------------
Guarantor shall deliver to the Trustee, for each $1,000 aggregate Principal Amount of Notes Issued hereunder, a number of Class B shares of Common Stock of Revlon, Inc. equal to the Applicable Share Number. Any and all certificates or instruments representing or evidencing Revlon, Inc. Collateral shall be delivered to and held by or on behalf of the Trustee and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time after the occurrence and during the continuance of an Event of Default, in its discretion and without notice to the Company, to transfer to or to register in the name of the Trustee or any of its nominees any or all of the Collateral. In addition, the Trustee shall have the right at any time to exchange certificates or instruments representing or evidencing Collateral for certificates or instruments of different denominations.

     SECTION 10.03.      Representations and Warranties. The Guarantor hereby
                         ------------------------------
represents and warrants on the Issue Date as follows:

          (i) It is the record and beneficial owner of the Pledged Shares described on Schedule I, free and clear of any Lien, except for the Lien created by this Indenture.

          (ii) It has full corporate power, authority and legal right to pledge all the Collateral pledged by it pursuant to this Indenture.

          (iii) The Pledged Shares described on Schedule I have been duly authorized and are validly issued, fully paid and non-assessable.

          (iv) The pledge in accordance with the terms of this Indenture creates a valid and perfected first priority Lien on the Revlon, Inc. Collateral, securing the payment and performance of the Guaranteed Obliga- tions.

     SECTION 10.04.       Further Assurances. Each of the Company and the
                         ------------------
Guarantor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Trustee may reasonably request in order to perfect and protect any Lien granted or purported to be granted hereby or to enable the Trustee to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the foregoing, the Company shall at the time of any release of Pledged Shares pursuant to Section 10.05, provide to the Trustee a revised Schedule I. Any such revised Schedule shall reflect any changes made necessary by the applicable release, at which time the Company shall be deemed to make the representations and warranties set forth in clauses (i)-(iv) of Section 10.03 with respect to such Schedule, as so revised.



     SECTION 10.05.      Dividends; Voting Rights; Substitution of Collateral.
                         ----------------------------------------------------
(a) Each of the Guarantor and the Company shall promptly deliver to the Trustee all dividends and other distributions paid in respect of the Pledged Shares owned by the Guarantor or the Company, as applicable. All such dividends and other distributions shall be held by the Trustee as Collateral and shall, if received by the Guarantor or the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Guarantor or the Company, as applicable, and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement). Any cash dividends or distributions delivered to or otherwise held by the Trustee pursuant to this Section 10.05, and any other cash constituting Collateral delivered to the Trustee, shall be invested, at the written direction of the Guarantor or the Company, as applicable, by the Trustee in Temporary Cash Investments.

     (b) Upon the occurrence and during the continuance of a Default and upon written notice thereof from the Trustee to the Company, the Trustee shall be entitled to receive and retain as Collateral all dividends paid and distributions made in respect of the Pledged Shares, whether so paid or made before or after any Default. Any such dividends shall, if received by the Guarantor or the Company, be received in trust for the benefit of the Trustee, be segregated from the other property or funds of the Guarantor or the Company, as applicable, and be forthwith delivered to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

     (c) As long as no Default shall have occurred and be continuing and until written notice thereof from the Trustee to the Company, the Guarantor or Company, as applicable, shall be entitled to exercise any and all voting and other consensual rights relating to Pledged Shares or any part thereof for any purpose; provided, however, that no vote shall be cast, and no consent, waiver or ratification given or action taken, which would be inconsistent with or violate any provision of this Indenture or the Notes.

     (d) Upon the occurrence and during the continuance of a Default, all rights of the Guarantor or the Company, as applicable, to exercise the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to
Section 10.05(c) shall cease upon notice from the Trustee to the Guarantor or the Company, as applicable, and upon the giving of such notice all such rights shall thereupon be vested in the Trustee who shall thereupon have the sole right to exercise such voting and other consensual rights.



     (e) In order to permit the Trustee to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to Section 10.05(d), and to receive all dividends and distributions which it may be entitled to receive under Section 10.05(a) and 10.05(b), the Guarantor or the Company, as applicable, shall, if necessary, upon written notice of the Trustee, from time to time execute and deliver to the Trustee such instruments as the Trustee may reasonably request.

     (f) From and after the effective time of the Merger, as long as no Default shall have occurred and be continuing, prior to the discharge or defeasance of this Indenture, the Company shall be entitled from time to time to request the Trustee to release all or a portion of the Revlon, Inc. Collateral subject to the Lien of this Indenture; provided, however, that (i) such request (a "Collateral Release Request") must be in writing and accompanied by an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent to the release of such Revlon, Inc. Collateral pursuant to this Section 10.05(f) have been complied with, (ii) the date of such Collateral Release Request (the "Determination Date") is not more than five Business Days prior to the date of the release requested thereunder and (iii) either (A) the conditions set forth in Section 10.05(g) are met or (B) the conditions set forth in Section 10.05(h) are met. Any Pledged Shares included in the Revlon, Inc. Collateral to be released shall consist of Class A or Class B shares of Revlon, Inc. Common Stock in such proportions as the Company shall elect. Any such Collateral Release Request shall specify (x) whether the Company intends to meet the conditions set forth in Section 10.05(g) or 10.05(h) and (y) how many shares of each class of Revlon, Inc. Common Stock are to be released. Upon satisfaction of the foregoing conditions, the Lien of this Indenture on all Revlon, Inc. Collateral to be released shall terminate and all such Revlon, Inc. Collateral shall be released without any further action on the part of the Trustee or any other Person.

     (g) No Revlon, Inc. Collateral shall be released from the Lien of this Indenture pursuant to any Collateral Release Request which specifies that the conditions of this Section 10.05(g) are to be met unless:

          (i) the Company deposits with the Trustee money or U.S. Government Obligations for the payment of the Principal Amount and interest on the Notes or the Applicable Portion thereof;

          (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any depos ited money without reinvestment will provide cash at such times and in such amounts as will be sufficient to pay the Principal Amount and any interest when due on all the Notes or the Applicable Portion thereof to maturity;



          (iii) no Default or Event of Default has occurred and is continuing on the date of such deposit after giving effect thereto;

          (iv) the number of shares of Revlon, Inc. Collateral that will remain, if any, subject to the Lien of this Indenture following such release shall equal not less than Applicable Share Number for each $1,000 of Principal Amount of the Notes Outstanding as of the Determination Date
(other than the Applicable Portion thereof and other than any Notes the payment of which has theretofore been provided pursuant to clause (i) of this
Section 10.05(g));

          (v) unless the Company provides an Officers' Certificate to the effect that the Market Value, determined as of such Determination Date, of the Revlon, Inc. Collateral to be released pursuant to such Collateral Release Request (the "Applicable Collateral") is greater than the fair market value, determined as of such Determination Date, of the money or U.S. Government Obligations being deposited, 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(7) or (8) with respect to the Company occurs which is continuing at the end of the period;

          (vi) the Company delivers to the Trustee an Opinion of Counsel to the effect that the Person providing such Substitute Collateral does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

          (vii) the deposit does not constitute a default under any other agreement binding on the Company; and

          (viii) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Noteholders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit of U.S. Government Obligations and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit had not occurred.

For purposes of this Section 10.05, the "Applicable Portion" shall mean, with respect to any Collateral Release Request, the aggregate Principal Amount of Notes the payment of which will be provided for pursuant to clause (i) of this
Section 10.05(g).

     (h) In connection with or after (x) any redemption of less than all the Notes or (y) any delivery by the Company of less than all the Notes for cancelation, as long as no Default shall have occurred and be continuing, the Company shall be entitled to deliver a Collateral Release Request to the Trustee to release a portion of the Revlon, Inc. Collateral subject to this Indenture; provided, however,
--------  -------
that the number of shares of Revlon, Inc. Collateral that will remain, if any, subject to the Lien of this Indenture following such release shall equal not less than Applicable Share Number for each $1,000 of Principal Amount of the Notes Outstanding as of the Determination Date after giving effect to such redemption or delivery for cancelation (other than any Notes the payment of which has theretofore been provided pursuant to clause (i) of Section 10.05(g));

     (i) After the effective time of the Merger, in connection with a redemption of Notes pursuant to Section 5 of the Notes or in connection with the payment at maturity of the Principal Amount of the Notes, the Company shall be entitled to request the Trustee to release Substitute Collateral having a fair market value on such redemption date, purchase date or maturity date equal to an amount necessary in whole or in part to pay the redemption price or purchase price of the Notes to be redeemed or purchased or to pay at maturity the Principal Amount of the Notes. Notwithstanding the foregoing, the Trustee shall be entitled to receive, as a condition to any release of Substitute Collateral under this
Section 10.05(i), an Officers' Certificate to the effect that such release will not result in a Default hereunder. Upon the release of Substitute Collateral pursuant to this Section 10.05(i), the Principal Amount of Notes the payment of which has theretofore been provided pursuant to clause (i) of Section 10.05(g) after giving effect to such redemption or repurchase shall be deemed to be reduced by the Principal Amount of the Notes so redeemed or repurchased with such Substitute Collateral.

     (j) So long as no Default has occurred and is continuing and so long as the Class A Shares of Common Stock of Revlon, Inc. and the Class B Shares of Common Stock of Revlon, Inc. are substantially identical except with respect to voting rights, the Company may request the Trustee to release from the Lien of this Indenture a number of shares of one class of Common Stock of Revlon, Inc. upon the deposit with the Trustee of an equal number of shares of the other class of Common Stock of Revlon, Inc. in substitution therefor. Such substituted shares shall thereafter constitute "Pledged Shares" for all purposes. Upon satisfaction of the foregoing conditions, the Lien of this Indenture on all Pledged Shares to be released shall terminate and all such Collateral shall be released without any further action on the part of the Trustee or any other Person.



     (k) Notwithstanding anything to the contrary in Section 10.05(f), (g), (h),
(i) or (j), upon satisfaction by the Company of the conditions set forth in
Article VIII to its legal defeasance option, its covenant defeasance option or to the discharge of this Indenture, the Lien of this Indenture on all the Collateral shall terminate and all the Collateral shall be released without any further action on the part of the Trustee or any other Person.

     (l) Any Pledged Shares which are released from the Lien of this Indenture shall be referred to herein as "Withdrawn Shares" and, together with any cash or instruments or other Collateral which are released from the Lien of this Indenture, as "Withdrawn Collateral". Upon the release of any Collateral, the Trustee shall execute and deliver to the Company an instrument or instruments acknowledging the release of such Collateral from this Indenture and the discharge of the Lien on such Collateral created by this Article X, and will duly assign, transfer and deliver to the Company (without recourse and without any representation or warranty) the Withdrawn Collateral.

     SECTION 10.06.      Trustee Appointed Attorney-in-Fact. Each of the
                         ----------------------------------
Guarantor and the Company hereby appoints the Trustee as its attorney-in-fact, with full authority in the place and stead and in its name or otherwise, from time to time in the Trustee's discretion but only after the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Trustee may deem necessary or advisable in order to accomplish the purposes of this Article X, including to receive, endorse and collect all instruments made payable to the Guarantor or Company, as applicable, representing any dividend, interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. This power, being coupled with an interest, is irrevocable.

     SECTION 10.07.      Trustee May Perform. If any of the Guarantor or the
                         -------------------
Company fails to perform any agreement contained in this Article X, the Trustee may itself perform, or cause performance of, such agreement, and the expenses of the Trustee incurred in connection therewith shall be payable by the Company under Section 7.07.



     SECTION 10.08.       Trustee's Duties. The powers conferred on the Trustee
                          ----------------
under this Article X are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Trustee shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

     SECTION 10.09.      Remedies Upon Event of Default. If any Event of Default
                         ------------------------------
shall have occurred and be continuing, the Trustee may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies provided a secured party upon the default of a debtor under the Uniform Commercial Code at that time, and the Trustee may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any of the Trustee's offices or elsewhere, for cash, on credit or for future delivery, upon such terms as the Trustee may determine to be commercially reasonable, and the Trustee or any Noteholder may be the purchaser of any or all of the Collateral so sold and thereafter hold the same, absolutely, free from any right or claim of whatsoever kind. Each of the Guarantor and the Company agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to it of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Trustee shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Trustee may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Trustee shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner. Each of the Guarantor and the Company hereby waives any claims against the Trustee arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if the Trustee accepts the first offer received and does not offer such Collateral to more than one offeree.



     Each of the Guarantor and the Company recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, the Trustee may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each of the Guarantor and the Company acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwith- standing such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. The Trustee shall be under no obliga- tion to delay the sale of any of the Pledged Shares for the period of time necessary to permit the Company to register such securities for public sale under the Securities

Act, or under applicable state securities laws, even if the Guarantor or the Company would agree to do so.

     SECTION 10.10.      Application of Proceeds. Upon the occurrence and during
                         -----------------------
 the continuance of an Event of Default and after the acceleration of the Notes pursuant to Section 6.02 (so long as such acceleration has not been rescinded), any cash held by the Trustee as Collateral and all cash proceeds received by the Trustee in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral, shall be applied by the Trustee in the manner specified in Section 6.10.

     SECTION 10.11.      Continuing Lien. Except as provided in Section 10.05,
                         ---------------
this Indenture shall create a continuing Lien on the Collateral that shall (i) remain in full force and effect until payment in full of the Notes, (ii) be binding upon the Guarantor and the Company and their successors and assigns and
(iii) enure to the benefit of the Trustee and its successors, transferees and assigns.

     SECTION 10.12.      Certificates and Opinions. The Company shall comply
                         -------------------------
with (a) TIA 314(b), relating to Opinions of Counsel regarding the Lien of this Indenture and (b) TIA ' 314(d), relating to the release of Collateral from the Lien of this Indenture and Officers' Certificates or other documents regarding fair value of the Collateral, to the extent such provisions are applicable. Any certificate or opinion required by TIA ' 314(d) may be executed and delivered by an Officer of the Company to the extent permitted by TIA ' 314(d).

     SECTION 10.13       Additional Agreements. The Company agrees that, upon
                         ---------------------
the occurrence and during the continuance of a Default hereunder, it will, at any time and from time to time, upon the written request of the Trustee, use its best efforts to take or to cause the issuer of the Pledged Shares and any other securities distributed in respect of the Pledged Shares (collectively with the Pledged Shares, the "Pledged Securities") to take such action and prepare, distribute or file such documents, as are required or advisable in the reasonable opinion of counsel for the Trustee to permit the public sale of such Pledged Securities. The Company further agrees to indemnify, defend and hold harmless the Trustee, each Holder, any underwriter and their respective officers, directors, affiliates and controlling persons from and against all loss, liability, expenses, costs of counsel (including reasonable fees and expenses of legal counsel to the Trustee), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to the Company or the issuer of such Pledged Securities by the Trustee or any Holder expressly for use therein. The Company further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the issuer of such Pledged Securities to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Trustee and keep effective, or cause to be kept effective, all such qualifications, filings or registrations. The Company will bear all costs and expenses of carrying out its obligations under this Section 10.13. The Company acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 10.13 and that such failure would not be adequately compensable in damages, and therefore agree that their agreements contained in this Section
10.13 may be specially enforced.


                                   ARTICLE XI

                              Non-Recourse Guaranty
                              ---------------------

     SECTION 11.01.      Guaranty. The Guarantor, as primary obligor and not
                         --------
merely as surety, hereby irrevocably and unconditionally guarantees the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all Obligations of the Company now or hereafter existing under this Indenture whether for Principal of or interest on the Notes, expenses, indemnification or otherwise (all such Obligations guaranteed hereby by the Guarantor being the "Guaranteed Obligations"). The guaranty of the Guarantor under this Article XI is herein referred to as the "Non-Recourse Guaranty."

     Notwithstanding anything herein to the contrary, the Guarantor's liability under this Article XI and Article X shall be limited to the Collateral and the proceeds realized by the Trustee upon the sale or other realization of such Collateral, it being understood that it is the intention of the foregoing that this Non-Recourse Guaranty otherwise is a non-recourse obligation of the Guarantor and that the Trustee's and the Holders' rights to recover against the Guarantor hereunder shall be limited solely to the Collateral and the proceeds realized by the Trustee upon the sale or other realization of Collateral pledged pursuant to Article X.

     Subject to the limited recourse set forth in the immediately preceding paragraph, the Guarantor agrees to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under this Article XI with respect to the Guarantor.

     Without limiting the generality of the foregoing, this Non-Recourse Guaranty guarantees, to the extent provided herein, the payment of all amounts which constitute part of the Guaranteed Obligations and would be owed by the Company under this Indenture or the Notes but for the fact that they are unenforce- able or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Company.

     SECTION 11.02.      Guaranty Absolute. This Non-Recourse Guaranty is
                         -----------------
irrevocable, absolute, present and unconditional. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of this Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Trustee or the Holders with respect thereto. The obligations of the Guarantor under this Non-Recourse Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Non-Recourse Guaranty, irrespective of whether any action is brought against the Company or any other guarantor or whether the Company or any other guarantor is joined in any such action or actions. The liability of the Guarantor under this Non-Recourse Guaranty shall be absolute and unconditional irrespective of:

     (a) any lack of validity or enforceability of this Indenture or the Notes with respect to the Company or any agreement or instrument relating thereto;

     (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from this Indenture, including any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Company or otherwise;

     (c) the failure to give notice to the Guarantor of the occurrence of a Default under the provisions of this Indenture or the Notes;

     (d) any taking, exchange, release or nonperfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

     (e) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral or any other assets of the Company;

     (f) any failure, omission, delay by or inability on the part of the Trustee or the Holders to assert or exercise any right, power or remedy conferred on the Trustee or the Holders in this Indenture or the Notes;

     (g) any change in the corporate structure, or termination, dissolution, consolidation or merger of the Company or any guarantor with or into any other entity (other than pursuant to the Merger), the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Company or any guarantor, the marshalling of the assets and liabilities of the Company or any guarantor, the receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors, or readjustment of, or other similar proceedings affecting the Company or any guarantor, or any of the assets of any of them;

     (h) the assignment of any right, title or interest of the Trustee or any Holder in this Indenture or the Notes to any other Person; or

     (i) any other event or circumstance (including any statute of limitations), whether foreseen or unforeseen and whether similar or dissimilar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor, other than payment in full of the Guaranteed Obligations; it being the intent of the Guarantor that its obligations hereunder shall not be discharged except by payment of all amounts owing pursuant to this Indenture or the Notes, subject to the second paragraph of Section 11.01.

     This Non-Recourse Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance with respect to any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Trustee, any Holder or any other Person upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment or performance had not been made or occurred. The obligations of the Guarantor under this Non-Recourse Guaranty shall not be subject to reduction, termination or other impairment by any set-off, recoupment, counterclaim or defense or for any other reason.

     SECTION 11.03.      Waivers. The Guarantor hereby irrevocably waives, to
                         -------
the extent permitted by applicable law:

     (a) promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Non- Recourse Guaranty;

     (b) any requirement that the Trustee, any Holder or any other Person protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral, or obtain any relief pursuant to this Indenture or pursue any other available remedy;

     (c) all right to trial by jury in any action, proceeding or counter- claim arising out of or relating to this Indenture or the Notes;

     (d) any defense arising by reason of any claim or defense based upon an election of remedies by the Trustee or any Holder which in any manner impairs, reduces, releases or otherwise adversely affects its subrogation, contribution or reimbursement rights or other rights to proceed against the Company or any other Person or any Collateral; and

     (e) any duty on the part of the Trustee or any Holder to disclose to the Guarantor any matter, fact or thing relating to the business, operation or condition of the Company and its assets now known or hereafter known by the Trustee or such Holder.

     SECTION 11.04.      Waiver of Subrogation and Contribution. The Guarantor
                         --------------------------------------
hereby irrevocably waives any claim or other right which it may now or hereafter acquire against the Company or any guarantor that arises from the existence, payment, performance or enforcement of its obligations under this Non- Recourse Guaranty, including any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Trustee or any Holder against the Company or any guarantor or any Collateral which the Trustee or any Holder now has or hereafter acquires, whether or not such claims, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Company, directly or indirectly, in cash or other property or by setoff or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Guaranteed Obligations shall not have been paid in full, such amount shall be deemed to have been paid in full to the Guarantor for the benefit of, and held in trust for the benefit of, the Trustee and the Holders, and shall forthwith be paid to the Trustee for the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waivers set forth in this Section
11.04 are knowingly made in contemplation of such benefits.

     SECTION 11.05.      Certain Agreements. The Guarantor covenants and agrees
                         ------------------
that, as a condition to the acceptability of this Non-Recourse Guaranty to the Trustee and the Holders, it will:

     (a) comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include paying when due all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith; and

     (b) other than in connection with the Merger, preserve and maintain its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Guarantor shall not be required to preserve any right or franchise if the Board of Directors of the Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of its business and the loss thereof is not disadvantageous in any material respect to the Guarantor or the Holders.

     SECTION 11.06.      No Waiver; Cumulative Remedies. No failure on the part
                         ------------------------------
of the Trustee or any Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Trustee and the Holders shall have all the rights and remedies granted in this Indenture and available at law or in equity, and these same rights and remedies may be pursued separately, successively or concurrently against the Company or the Guarantor, or any Collateral, subject in the case of the Guarantor to the limited recourse set forth in the second paragraph of Section 11.01.

     SECTION 11.07.       Continuing Guaranty. This Non-Recourse Guaranty is a
                          -------------------
continuing guaranty and shall (a) retain in full force and effect until the earlier of (i) the Merger, (ii) the release of all the Collateral, pursuant to
Article X and (iii) the sale or other disposition of all the Collateral and the application of the proceeds thereof in accordance with this Indenture, (b) be binding upon the Guarantor and (c) inure to the benefit of and be enforceable by the Trustee, the Holders and their successors, transferees and assigns.

     SECTION 11.08.      Severability. Any provision of this Article XI which is
                         ------------
prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization, without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.



                                   ARTICLE XII

                                  Miscellaneous
                                  -------------

     SECTION 12.01.       Trust Indenture Act Controls. If any provision of this
                          ----------------------------
Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     SECTION 12.02.      Notices. Any notice or communication shall be in
                         -------
writing and delivered in Person or mailed by first-class mail addressed as follows:

     If to the Company:

     REV Holdings Inc.
     35 East 62nd Street
     New York, New York 10021
     Attention: General Counsel
     Fax: (212) 572-5056
     Confirm: (212) 572-5170

     If to the Trustee:

     Wilmington Trust Company

     Attn:
     Telephone:
     Facsimile:

     The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed to a Noteholder shall be sent by first-class mail to the Noteholder at the Noteholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed to a Noteholder in the manner provided above, it is duly given, whether or not the addressee receives it.

     SECTION 12.03.      Communication by Holders with Other Holders.
                         -------------------------------------------
Noteholders may communicate pursuant to TIA ' 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA ' 312(c).

     SECTION 12.04.      Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the
Trustee:

     (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with;

provided, however, that, in the case of such application or request as to which
--------  -------
the furnishing of such documents, certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

     SECTION 12.05.       Statements Required in Certificate or Opinion. Each
                          ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

     SECTION 12.06.      When Notes Disregarded. In determining whether the
                         ----------------------
Holders of the required Principal Amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be Outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes Outstanding at the time shall be considered in any such determination.

     SECTION 12.07.      Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee may make reasonable rules for action by or a meeting of Noteholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

     SECTION 12.08.      Legal Holidays. If a payment date is a Legal Holiday,
                         --------------
payment shall be made on the next succeeding day that is not a Legal

Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

     SECTION 12.09.       Governing Law. This Indenture and the Notes shall be
                          -------------
governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

     SECTION 12.10.       No Recourse Against Others. A director, officer,
                          --------------------------
employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the Issue of the Notes.

     SECTION 12.11.           Successors. All agreements of the Company in this
                              ----------
Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 12.12.       Multiple Originals. The parties may sign any number of
                          ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 12.13. Table of Contents; Headings. The table of contents,
---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                           REV HOLDINGS INC.

                                            By:_________________________________
                                               Name:
                                               Title:


                                           WILMINGTON TRUST COMPANY,
                                           as Trustee,

                                           By:__________________________________
                                               Name:
                                               Title:

     The Guarantor has caused this Indenture to be duly executed as of the date first written above solely to acknowledge and accept its obligations set forth above in Articles X and XI herein.

                                            REV GUARANTOR CORP.


                                             By:_______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A



                             [FORM OF FACE OF NOTE]


     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY ("DTC") TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER REPRESENTATIVE OF DTC AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE SECTION 2.12 OF THE INDENTURE.](1)



--------------------------

1      Bracketed language is to be included only on the Global Notes.

                                                                        CUSIP:
No.                                                                           $

                                REV HOLDINGS INC.

                        12% Senior Secured Note Due 2004


                                                    Principal Amount $__________

     REV Holdings Inc., a Delaware corporation, promises to pay to            ,
or registered assigns, the principal sum of            Dollars on
                , 2004.


     Interest Payment Dates:       and       .

     Record Dates:       and       .

     Additional provisions of this Note are set forth on the other side of this Note.


Dated:

                               REV HOLDINGS INC.

                                by_________________________________
                                  President


                                  _________________________________
                                  Secretary


TRUSTEE'S CERTIFICATE OF
        AUTHENTICATION

WILMINGTON TRUST COMPANY,
as Trustee, certifies                   [Seal]
that this is one of
the Notes referred
to in the Indenture.


  Dated:

  by:
    __________________________
    Authorized Signatory

                         [FORM OF REVERSE SIDE OF NOTE]

                                REV HOLDINGS INC.

                        12% Senior Secured Note Due 2004


1.  Interest
    --------

     REV Holdings Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from________, 2001 until maturity. The Company shall pay interest semi-annually in arrears on_______ and _________ of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue Principal at the rate of 12% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.


2.  Method of Payment
    -----------------

     The Company will pay interest referred to in paragraph 1 above (except defaulted interest) on the Notes to the persons who are registered holders of
Notes at the close of business on the        or        next preceding the
Interest Payment Date even if Notes are canceled after the record date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect Principal payments. The Company will pay Principal in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay Principal and interest by check payable in such money.


3.  Paying Agent and Registrar
    --------------------------

     Initially, Wilmington Trust Company, a __________ banking corporation ("Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, the Guarantor, Revlon, Inc., RCPC or any of its domestically incorporated Wholly Owned Recourse Subsidiaries may act as Paying Agent, Registrar, co- registrar or transfer agent.


4.  Indenture
    ---------

     The Company issued the Notes under an Indenture dated as of           ,
2001 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of those terms.

     The Notes are obligations of the Company limited to $       aggregate
Principal Amount (subject to Section 2.07 of the Indenture). This Note is one of the Notes referred to in the Indenture. The Indenture imposes certain limitations on, among other things, the issuance of debt and redeemable stock by the Company, the payment of dividends and other distributions and acquisitions or retirements of the Company's Capital Stock, the sale or transfer of assets and Subsidiary stock and transactions with Affiliates.


5.  Optional Redemption
    -------------------

     The Notes may be redeemed at any time, at the option of the Company, in whole or from time to time in part at 100% of the Principal Amount thereof plus accrued and unpaid interest as of the redemption date.


6.  Notice of Redemption
    --------------------

     Notice of redemption pursuant to paragraph 5 above will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his or her registered address. Notes in denominations larger than $1,000 Principal Amount may be redeemed in part but only in whole multiples of $1,000 Principal Amount. If money sufficient to pay the redemption price of all

Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue, on such Notes (or such portions thereof) called for redemption.


7.  Guarantee; Security
    -------------------

     To secure the due and punctual payment of the Principal and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, (i) REV Guarantor Corp. (the "Guarantor") has guaranteed the Guaranteed Obligations on a non-recourse basis pursuant to the terms of the Indenture, (ii) the Guarantor has granted a security interest in the Collateral to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture and (iii) the Company has agreed that, upon consummation of the Merger, it will have acquired its interest in the Collateral subject to the grant made by the Guarantor and it will grant a security interest in the Collateral to the Trustee for the benefit of the Holders of Notes pursuant to the Indenture. The Collateral is subject to release from the Lien of the Indenture to the extent provided therein.


8.  Denominations; Transfer; Exchange
    ---------------------------------

     The Notes are in registered form without coupons in denominations of Principal Amount of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed.


9.  Persons Deemed Owners
    ---------------------

     The registered Holder of this Note may be treated as the owner of it for all purposes.

10.  Unclaimed Money
     ---------------

     If money for the payment of Principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.


11.  Defeasance
     ----------

     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of Principal and interest on the Notes to redemption or maturity, as the case may be.


12.  Amendment, Waiver
     -----------------

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in Principal Amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in Principal Amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article V of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guarantees with respect to the Notes or to secure (or provide additional security for) the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Noteholder. A consent to any amendment or waiver of any provision in the Indenture or in the Notes by any Holder given in connection with a tender of such Holder's Notes shall not be rendered invalid by such tender.


13.  Defaults and Remedies
     ---------------------

     Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Notes; (ii) default in payment of Principal on the Notes at maturity, upon redemption pursuant to paragraph 5 of the Notes, upon declaration or otherwise, or failure by the Company to redeem or purchase Notes when required; (iii) failure by the Company to comply with other agreements in the Indenture or the Notes, in certain cases subject to notice and lapse of time; (iv) certain accelerations (including failure to pay within any grace period after final maturity) of other Debt of the Company or any Significant Subsidiary if the total principal amount on the portion of such Debt that is accelerated (or so unpaid) exceeds $25,000,000 and continues for 10 days after the required notice to the Company; (v) certain events of bankruptcy or insolvency with respect to the Company or any Significant Subsidiary; and (vi) certain judgments or decrees for the payment of money in excess of $25,000,000. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in Principal Amount of the Notes may declare the Default Amount of all the Notes to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Default Amount of the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in Principal Amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default (except a Default in payment of Principal or interest) if it determines that withholding notice is in their interest.


14.  Trustee Dealings with the Company
     ---------------------------------

     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others
     --------------------------

     A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.


16.  Authentication
     --------------

     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.


17.  Abbreviations
     -------------

     Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gift to Minors
Act).


18.  CUSIP Numbers
     -------------

     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to: REV Holdings Inc., 625 Madison Avenue, New York, New York 10022, Attention: General Counsel.

-------------------------------------------------------------------------------

                                 ASSIGNMENT FORM

                  To assign this Note, fill in the form below:

                    I or we assign and transfer this Note to


              (Print or type assignee's name, address and zip code)

                  (Insert assignee's soc. sec. or tax I.D. No.)


                 and irrevocably appoint        agent to transfer
                 this Note on the books of the Company. The agent may substitute another to act for him.


Date:_______________________    Your Signature:______________________________

_____________________________________________________________________________

                                                                      SCHEDULE I









                                 Pledged Shares
                                 --------------


Issuer                     Class of Security                     No. of Shares
------                     -----------------                     -------------

                                                                     SCHEDULE II






                             Permitted Transactions
                             ----------------------

1. Asset Transfer Agreement dated as of June 24, 1992 among Revlon, Inc. (now known as Revlon Holdings Inc.), Charles of the Ritz Group Ltd., National Health Care Group Inc., New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation (and the ancillary agreements thereto).

2. Real Property Asset Transfer Agreement dated as of June 24, 1992among Revlon, Inc. (now known as Revlon Holdings Inc.), New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation.

3. Benefit Plans Assumption Agreement dated as of July 1, 1992 among Revlon Holdings Inc. (formerly known as Revlon, Inc.), Revlon, Inc. (formerly known as New Revlon, Inc.) and Revlon Consumer Products Corporation.

4. Second Amended and Restated Operating Services Agreement dated June 24, 1992 among Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation (Amended and Restated as of January 1, 1996) (the "Operating Services Agreement").

5.   Amendment to the Operating Services Agreement dated as of July 1, 1997.

6. Reimbursement and Expense Allocation Agreement dated May 3, 1996 among MacAndrews & Forbes Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation.

7. Reimbursement Agreement dated June 24, 1992 among MacAndrews & Forbes Holdings Inc., New Revlon, Inc. (now known as Revlon, Inc.) and Revlon Consumer Products Corporation.

8. Tax Sharing Agreement among Mafco Holdings Inc., Revlon Holdings Inc., Revlon, Inc. and Revlon Consumer Products Corporation, as amended by the First Amendment dated as of February 28, 1995, the Second Amendment dated as of January 1, 1997 and the Third Amendment dated as of January 1, 2001.

9. Purchase and Sale Agreement, as amended, dated as of February 18, 1993 between Revlon Consumer Products Corporation and Revlon Holdings Inc. (Transfer of Edison facility).

10. Reassignment and Release Agreement dated as of November 4, 1993 among Revlon Consumer Products Corporation, Revlon Holdings Inc. and SJDH Truman Drive Trust (Transfer of 1 Truman Drive, Edison, New Jersey).

11. Lease Agreement dated April 2, 1993 between Revlon Holdings Inc. and Revlon Consumer Products Corporation (Edison R&D facility).

12. Occupancy Memorandum dated as of February 1, 1999 between MacAndrews & Forbes Group Incorporated and Revlon Consumer Products Corporation (625 Madison Avenue).

13. Occupancy Agreement dated as of January 1, 1995 between Revlon Holdings Inc. and Revlon Consumer Products Corporation (Administration Building, Plant and Company store).

14. Occupancy Memorandum dated as of February 28, 1995 between Revlon International Corporation and MacAndrews & Forbes Group Incorporated (Occupancy of 88 Brook Street).

15. Airplane Usage Memorandum dated November 16, 1994 between GDL Aviation Inc. and Revlon Consumer Products Corporation.

16. Stock and Asset Purchase Agreement dated as of January 1, 1994 between Revlon Consumer Products Corporation and Revlon Holdings Inc. (New Essentials).

17. Asset Transfer Agreement dated as of September 1, 1993 between Revlon Consumer Products Corporation and Revlon Holdings Inc. (Tarlow Advertising Division).

18. Assumption Agreement dated as of February 18, 1993 between Revlon Holdings Inc. and Revlon Consumer Products Corporation as amended (Edison Facility).


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

19. Assignment, Assumption and Indemnification Agreement (Bill Blass) dated as of July 1, 1997 between Revlon Holdings Inc. and Revlon Consumer Products Corporation.

20. Transfer Agreement dated as of March 31, 1997 between Revlon Consumer Products Corporation and The Coleman Company, Inc. (Coleman Japan).

21. Reimbursement Agreement dated March 25, 1993 between MacAndrews & Forbes Holdings Inc. and Revlon Worldwide Corporation (now known as REV Holdings Inc.).

22. Tax Sharing Agreement dated March 17, 1993 between Mafco Holdings Inc. and Revlon Worldwide Corporation (now known as REV Holdings Inc.).



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